EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BANK 2025-BNK51 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as General Master Servicer, National Cooperative Bank, N.A., as NCB Master Servicer, Rialto Capital Advisors, LLC, as General Special Servicer, National Cooperative Bank, N.A., as NCB Special Servicer, Computershare Trust Company, National Association, as Trustee and Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, Trimont LLC, as Primary Servicer, CoreLogic Solutions, LLC, as Servicing Function Participant, KeyBank National Association, as Primary Servicer for the BioMed MIT Portfolio Mortgage Loan, KeyBank National Association, as Special Servicer for the BioMed MIT Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the BioMed MIT Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the BioMed MIT Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Market Place Center Mortgage Loan, Trimont LLC, as Primary Servicer for the Market Place Center Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Market Place Center Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Market Place Center Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Market Place Center Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Market Place Center Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Market Place Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer of the 4 Union Square South Mortgage Loan, Trimont LLC, as Primary Servicer for the 4 Union Square South Mortgage Loan, Argentic Services Company LP, as Special Servicer for the 4 Union Square South Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 4 Union Square South Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 4 Union Square South Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 4 Union Square South Mortgage Loan, and CoreLogic Solutions, LLC, as Servicing Function Participant for the 4 Union Square South Mortgage Loan.

Dated: March 19, 2026

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)